UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3401 Mallory Lane, Suite 100 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BACK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2024, Matthew C. Wallis, DC, notified the Board of Directors (the “Board”) of IMAC Holdings, Inc. (the “Company”) of his resignation as director, effective immediately. Also on May 23, 2024, Jeffrey S. Ervin notified the Board of his resignation as Chief Executive Officer and director, effective immediately. Neither Mr. Wallis’ nor Mr. Ervin’s resignation resulted from any disagreement with the Company’s operations, policies or practices.

Effective May 24, 2024, Mr. Ervin and the Company entered into a Consulting Agreement (the “Ervin Consulting Agreement”) pursuant to which Mr. Ervin will serve as an advisor to the Company to ensure a smooth management transition. The Ervin Consulting Agreement has a term of four months and provides for Mr. Ervin to receive compensation consisting of eight thousand dollars per month. The foregoing description of the Ervin Consulting Agreement is qualified in its entirety by reference thereto, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Upon Mr. Wallis’ and Mr. Ervin’s resignations from the Board, the size of the Board was reduced from five (5) to three (3) directors.

On May 23, 2024, the Company appointed Faith Zaslavsky as Chief Executive Officer of the Company, effective immediately. Ms. Zaslavsky, age 49, most recently served as Chief Executive Officer since June 2023, and President and Chief Operating Officer since December 2022, of Theralink Technologies, Inc. (OTC: THER). Prior to Theralink, Ms. Zaslavsky served as President of Oncology for Myriad Genetic Laboratories, (NASDAQ- MYGN). Her responsibilities included overseeing all commercial functions which include leading Medical Services, Medical Affairs, National and Enterprise Accounts and Sales and Marketing. She has spent 22 years leading and transforming teams, designing solutions for physicians to support care and advocating for patients facing a journey with cancer. She received a Business Administration degree from Washington State University. Ms. Zaslavsky also serves on the board of directors of the American Society of Breast Surgeons Foundation.

There are no family relationships between Ms. Zaslavsky and any director or officer of the Company, nor are there transactions in which Ms. Zaslavsky has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued on May 24, 2024 announcing Mr. Wallis’ and Mr. Ervin’s resignations and Ms. Zaslavsky’s appointment as Chief Executive Officer is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement dated as of May 24, 2024 between IMAC Holdings, Inc. and Jeffrey S. Ervin.
99.1	Press release dated May 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2024

IMAC HOLDINGS, INC.

By:	/s/ Sheri Gardzina
Name:	Sheri Gardzina
Title:	Chief Financial Officer